EXHIBIT 10.30

MEMBERSHIP INTEREST PURCHASE AGREEMENT

TEJON MOUNTAIN VILLAGE LLC

THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT (this “Agreement”) is made as of the 15th day of July, 2014 by and between DMB TMV LLC, an Arizona limited liability company (“Seller”), and TEJON RANCHCORP, a California corporation (“Purchaser”).

RECITALS

A. Purchaser and Seller are members of Tejon Mountain Village LLC, a Delaware limited liability company (the “Company”).

B. Pursuant to the Limited Liability Company Agreement of Tejon Mountain Village LLC dated as of May 19, 2006, between Purchaser and Seller, as amended by the First Amendment to the Limited Liability Company Agreement of Tejon Mountain Village LLC dated November 29, 2006, the Second Amendment to the Limited Liability Company Agreement of Tejon Mountain Village LLC dated August 13, 2008, the Third Amendment to the Limited Liability Company Agreement of Tejon Mountain Village LLC dated November 18, 2009 and the Fourth Amendment to the Limited Liability Company Agreement of Tejon Mountain Village LLC dated July 19, 2011 (collectively, the “Operating Agreement”), Purchaser and Seller, as co-managers of the Company, have pursued the entitlement and development of the project commonly known as Tejon Mountain Village (the “Project”).

C. Seller is the owner of a membership interest (the “Purchased Interest”) in the Company.

D. Purchaser is the owner of the other membership interest in the Company.

E. Seller desires to sell and transfer the Purchased Interest to Purchaser, and Purchaser is willing to purchase the Purchased Interest, upon the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

1.1 Definitions. Unless otherwise defined herein, capitalized terms set forth in this Agreement shall have the meanings ascribed to them in the Operating Agreement.

(a) “Business Day” shall mean any day other than Saturday, Sunday, or other day on which commercial banks in Delaware or California are authorized or required to close under the laws of such state or the United States.

(b) “Closing Date” means July 15, 2014.

(c) “Effective Date” shall mean the date upon which Purchaser pays to Seller the sum of Ten Million and No/100 Dollars ($10,000,000.00) pursuant to Section 2.3(a) of this Agreement.

(d) “Initial Payment” shall mean the amount of Ten Million and No/100 Dollars ($10,000,000.00) that Purchaser shall pay Seller pursuant to Section 2.3 of this Agreement.

(e) “Liens” shall mean any and all liens, mortgages, claims, options, conditional sales agreements, rights of first refusal, security interests, pledges, deeds of trust or other charges or encumbrances, restrictions, legal or equitable claims or rights of any Person pursuant to any contract, agreement, instrument or the laws of the United States, any state, municipality or territory thereof, or any other jurisdiction.

(f) “Party” shall refer individually to Purchaser or Seller.

(g) “Parties” shall refer collectively to Purchaser and Seller.

(h) “Person” shall mean any individual, partnership, corporation, limited liability company, limited liability partnership, association, joint stock company, trust, joint venture, unincorporated organization, or governmental entity (or any department, agency, or political subdivision thereof).

(i) “Purchase Price” shall mean the aggregate amount of Seventy Million and No/100 Dollars ($70,000,000.00).

ARTICLE 2

PURCHASE AND SALE

2.1 Purchase and Sale. Subject to the terms and conditions of this Agreement, Seller hereby agrees to sell, assign, transfer, convey and deliver to Purchaser, and Purchaser hereby agrees to purchase and accept the sale, assignment, transfer, conveyance and delivery to it of the Purchased Interest, including, without limitation, Seller’s interest in and to Seller’s Book Capital Account, free and clear of all Liens.

2.2 Assignment Agreement. Concurrent with its payment of the Initial Payment, Purchaser shall deliver to Seller an Assignment and Assumption of Membership Interest in the form attached hereto as Exhibit A (the “Assignment”) executed by Purchaser. Upon Seller’s receipt of the entire Initial Payment and the Assignment executed by Purchaser, Seller shall execute and deliver the Assignment to Purchaser. Subject to Section 2.4 below, upon mutual execution and delivery of the Assignment, the transfer and conveyance of the Purchased Interest shall be effective immediately and Purchaser (or its designated affiliate) shall own the Purchased Interest as of the Closing Date, subject only to the terms of the Assignment regarding Purchaser’s failure to pay the entire Final Payment (as defined below).

2.3 Purchase Price.

(a) Installments. In full consideration of the Purchased Interest, Purchaser shall pay the Purchase Price to Seller. The Purchase Price shall be payable by Purchaser in installments as follows: Purchaser shall pay Seller (i) the Initial Payment on or before the Closing Date, and (ii) the sum of Sixty Million and No/100 Dollars ($60,000,000) (the “Final Payment”) on or before the date that is ninety (90) days following the Closing Date (the “Final Payment Date”), subject to Purchaser’s right to an extension as provided in Section 2.3(b) below.

(b) Extension. Notwithstanding anything in this Agreement to the contrary, Purchaser shall have a one-time right to extend the Final Payment Date for a period of thirty (30) days by paying to Seller not less than five (5) Business Days prior to the currently scheduled Final Payment Date the amount of One Million and No/100 Dollars ($1,000,000.00) (the “Extension Payment”). If Purchaser timely makes the Extension Payment, then the amount of the Final Payment due on the Final Payment Date (as extended) shall be reduced by the Extension Payment (i.e., the Final Payment Amount shall be reduced from Sixty Million and No/100 Dollars ($60,000,000) to Fifty-Nine Million and No/100 Dollars ($59,000,000)).

(c) Each installment of the Purchase Price (including, without limitation, the Extension Payment, if paid) shall be wired into an account designated by Seller pursuant to the wiring instructions attached hereto as Exhibit B.

2.4 Payment Default. In the event Purchaser fails to pay the entire Final Payment to Seller on or before the final payment date (as the same may be extended in accordance with Section 2.3(b) above) (a “Payment Default”), then this Agreement and the Assignment (collectively, the “Closing Documents”) shall be void ab initio and Seller, as its sole and exclusive remedy, shall have the right to retain the Initial Payment and the Extension Payment (if paid) as liquidated damages, provided that Seller is not in breach of any of the Closing Documents. Following any Payment Default, the Parties shall continue to be members of the Company and have all rights, interests and obligations as are set forth in the Operating Agreement. PURCHASER AND SELLER AGREE THAT SELLER’S ACTUAL DAMAGES IN THE EVENT OF A PAYMENT DEFAULT BY PURCHASER WOULD BE EXTREMELY DIFFICULT AND IMPRACTICAL TO DETERMINE AND SAID LIQUIDATED DAMAGES SUM SPECIFIED ABOVE ARE REASONABLE ESTIMATES OF SELLER’S DAMAGES FOR SUCH PAYMENT DEFAULT UNDER THE CIRCUMSTANCES EXISTING AT THE TIME OF THIS AGREEMENT.

ARTICLE 3

SELLER’S REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties. Seller hereby represents, warrants and covenants to Purchaser that the following statements are true and correct as of the date hereof:

(a) Authorization. This Agreement and all transactions contemplated herein have been duly authorized by all necessary actions on behalf of Seller.

(b) Binding Agreement. This Agreement constitutes the valid and binding obligation of and is enforceable against Seller in accordance with the terms set forth herein, except as (i) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

(c) No Violation of Agreements, Etc. Subject to compliance with the provisions of the Operating Agreement, neither the execution and delivery of this Agreement by Seller, nor the consummation of the transactions provided for under this Agreement will result in any violation of, or conflict with, or constitute a default under, any agreement to which Seller is a party.

(d) Review and Evaluation. Seller has independently conducted its own factual investigation regarding the value of the Purchased Interest, is not relying on Purchaser or any other party, has engaged such legal counsel, consultants, experts, advisors, appraisers and estimators as it deemed necessary, and assumes the risk that there are material unknown facts or that facts are other than as presumed. Seller further acknowledges that it is aware that it may hereafter discover material facts in addition to or different from those which it now knows or believes to be true with respect to the subject matter of this Agreement, and further acknowledges that there may be future events, circumstances, or occurrences materially different from those it knows or believes likely to occur, but that it is its intention to enter into and be bound by this Agreement.

(e) Opportunity to Review Records and Other Matters. Seller has had the opportunity to review and evaluate the Project and the Company’s financial statements and books and records and has received, reviewed, and considered such information and all other documents and information as Seller considers necessary or appropriate covering all matters which Seller deems relevant to make a decision to sell the Purchased Interest for the Purchase Price.

(f) Knowledge and Experience. Seller is a sophisticated investor familiar with the financial condition and prospects of the business of the Company and the value of the Purchased Interest and the Project. Seller has such knowledge and experience in financial and business matters that Seller is capable of evaluating the merits and risks of Seller’s sale of the Purchased Interest for the Purchase Price and Seller is capable of protecting Seller’s interests in connection with the sale of the Purchased Interest and capable of making an independent and informed investment decision.

(g) Ownership. Seller owns the Purchased Interest free and clear of any Lien (other than any so created by this Agreement), and has the full and unrestricted right and power to sell and deliver the Purchased Interest without obtaining the consent or approval of any other Person. Seller shall cause Seller’s Representatives on the Executive Committee to resign their positions contemporaneous with the closing hereof. Seller owns no other Interest in the Company and has no other right, title or interest in the Company other than the Purchased

Interest. Upon the transfer of the Purchased Interest in accordance with this Agreement, Seller shall have no further right, title or interest in or to the Company, as a member, owner, creditor or otherwise (except for any rights reserved under the Assignment).

(h) Bankruptcy Matters. Seller has not made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by its creditors, suffered the appointment of a receiver to take possession of substantially all of its assets, suffered the attachment or other judicial seizure of substantially all of its assets, admitted its inability to pay its debts as they come due, or made an offer of settlement, extension or composition to its creditors generally.

(i) Company Actions. Except as disclosed in writing by Seller to Purchaser, Seller has not entered into any contract, agreement or transaction with any third party that would impact the sale and transfer of the Purchased Interest to Purchaser or which would cause the Purchaser to incur any claim, loss, cost or expense to any third party after the Closing Date.

3.2 Limitation of Seller’s Representations and Warranties. PURCHASER ACKNOWLEDGES, UNDERSTANDS AND AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH HEREIN, SELLER MAKES NO OTHER EXPRESS OR IMPLIED WARRANTIES OR REPRESENTATIONS OF ANY NATURE WHATSOEVER.

3.3 Survivability. The representations and warranties of Seller set forth herein, or in any certificate or other writing delivered pursuant hereto or in connection herewith, shall survive the sale, assignment, transfer, conveyance and delivery of the Purchased Interest by Seller to Purchaser.

ARTICLE 4

PURCHASER’S REPRESENTATIONS AND WARRANTIES

4.1 Representations and Warranties. Purchaser hereby represents, warrants and covenants to Seller that the following statements are true and correct as of the date hereof:

(a) Authorization. This Agreement and all transactions contemplated herein have been duly authorized by all necessary actions on behalf of Purchaser.

(b) Binding Agreement. This Agreement constitutes the valid and binding obligation of and is enforceable against Purchaser in accordance with the terms set forth herein, except as (i) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

(c) No Violation of Agreements, Etc. Subject to compliance with the provisions of the Operating Agreement, neither the execution and delivery of this Agreement by Purchaser, nor the consummation of the transactions provided for under this Agreement will result in any violation of, or conflict with, or constitute a default under, any agreement to which Purchaser is a party.

(d) Review and Evaluation. Purchaser has independently conducted its own factual investigation regarding the value of the Purchased Interest, is not relying on Seller or any other party, has engaged such legal counsel, consultants, experts, advisors, appraisers and estimators as it deemed necessary, and assumes the risk that there are material unknown facts or that facts are other than as is presumed. Purchaser further acknowledges that it is aware that it may hereafter discover material facts in addition to or different from those which it now knows or believes to be true with respect to the subject matter of this Agreement, and further acknowledges that there may be future events, circumstances, or occurrences materially different from those it knows or believes likely to occur, but that it is its intention to enter into and be bound by this Agreement.

(e) Opportunity to Review Records and Other Matters. Purchaser has had the opportunity to review and evaluate the Project and the Company’s financial statements and books and records and has received, reviewed, and considered such information and all other documents and information as Purchaser considers necessary or appropriate covering all matters which Purchaser deems relevant to make a decision to purchase the Purchased Interest for the Purchase Price.

(f) Knowledge and Experience. Purchaser is a sophisticated investor familiar with the financial condition and prospects of the business of the Company and the value of the Purchased Interest and the Project. Purchaser has such knowledge and experience in financial and business matters that Purchaser is capable of evaluating the merits and risks of Purchaser’s acquisition of the Purchased Interest for the Purchase Price and Purchaser is capable of protecting Purchaser’s interests in connection with the purchase of the Purchased Interest and capable of making an independent and informed investment decision.

(g) Bankruptcy Matters. Purchaser has not made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by his creditors, suffered the appointment of a receiver to take possession of substantially all of its assets, suffered the attachment or other judicial seizure of substantially all of its assets, admitted its inability to pay its debts as they come due, or made an offer of settlement, extension or composition to its creditors generally.

4.2 Limitation of Purchaser’s Representations and Warranties. SELLER ACKNOWLEDGES, UNDERSTANDS AND AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH HEREIN, PURCHASER MAKES NO OTHER EXPRESS OR IMPLIED WARRANTIES OR REPRESENTATIONS OF ANY NATURE WHATSOEVER.

4.3 Survivability. The representations and warranties of Purchaser set forth herein, or in any certificate or other writing delivered pursuant hereto or in connection herewith, shall survive the sale, assignment, transfer, conveyance and delivery of the Purchased Interest by Seller to Purchaser.

ARTICLE 5

INDEMNIFICATION OBLIGATIONS

5.1 Seller Indemnification Obligation. Seller hereby agrees to indemnify, defend (with counsel selected by Purchaser), protect and hold wholly harmless Purchaser, the Company and its managers, officers, directors, members, employees, agents, representatives, associates, and affiliates from any claim, loss, damage, expense or liability resulting to Purchaser, the Company or any of the foregoing persons if any representation, or warranty made by Seller under Section 3.1 is false, or Seller is in violation or breach of any of Seller’s covenants in this Agreement.

5.2 Purchaser Indemnification Obligation. Purchaser hereby agrees to indemnify, defend (with counsel selected by Seller), protect and hold wholly harmless Seller and its managers, officers, directors, members, employees, agents, representatives, associates, and affiliates from any claim, loss, damage, expense or liability resulting to Seller or any of the foregoing persons if any representation, or warranty made by Purchaser under Section 4.1 is false, or Purchaser is in violation or breach of any of Purchaser’s covenants in this Agreement.

ARTICLE 6

MISCELLANEOUS

6.1 Cooperation Prior to and Following Closing Date.

(a) Seller has already provided copies of any of materials, reports, studies, computer disks, files and other tangible and intangible property described in Section 3.1(e) above. Seller has already made and/or shall make Steve Letterly and David Crowder available to Purchaser during normal business hours prior to the Closing Date to respond to reasonable inquiries and requests Purchaser may have during its review of the materials, reports and other information described in this Section 6.1(a).

(b) Following the Closing Date and continuing until the date the Final Payment is made by Purchaser, Seller shall, at Purchaser’s written direction as the sole manager of the Company and the Project, reasonably cooperate with Purchaser to ensure that there is an orderly transition of all of Seller’s management duties and functions relating to the Company and the Project to Purchaser.

(c) Following the date the Final Payment is made, Seller shall cause its representatives to remain reasonably available to address any post-closing written inquiries that are transmitted to Seller that require their reasonable cooperation and effort in a manner consistent with Seller’s former role as a manager of the Project. Notwithstanding anything herein or in the Operating Agreement to the contrary (but subject to the preceding sentence and Section 6.1(b) above), Seller shall not have any ongoing managerial rights, privileges, duties, obligations or tasks regarding the Company, the Project or the Operating Agreement following the Final Payment Date.

(d) Notwithstanding anything herein or in the Operating Agreement to the contrary, Seller shall have no liability for any claim, loss, expense, damage or liability incurred as a result of the assistance provided to Purchaser pursuant to the terms and provisions of this Section, except to the extent caused by the negligent acts of Seller.

6.2 Notices. All notices, requests and demands to be made hereunder to the Parties hereto shall be in writing and shall be deemed received upon personal delivery to the Party to whom the notice is directed or, if sent by reputable overnight delivery service, upon one (1) Business Day after delivery to the delivery service, or if sent by telecopy, upon electronic verification of receipt by the sending machine (provided a copy of such notice is sent the next Business Day in any of the additional means listed in this Section 6.2), or if sent by mail, three (3) Business Days following its deposit in the United States mail, postage prepaid, certified or registered mail, return receipt requested, addressed to the applicable Party at the addresses set forth below:

To Tejon:	Tejon Ranchcorp
P.O. Box 1000
4436 Lebec Road
Lebec, California 93243
Facsimile: (661) 248-3100
Attention: Greg Tobias, Esq.

with a copy to:	Allen Matkins Leck Gamble Mallory & Natsis LLP
1900 Main Street, 5th Floor
Irvine, California 92614-7321
Facsimile: (949) 553-8354
Attention: Paul D. O’Connor, Esq.

To DMB:	DMB TMV LLC
c/o Madrone Capital Partners
3000 Sandhill Road
Bldg. One, Suite 150
Menlo Park, California 940125
Facsimile: (650) 233-9352
Attention: Thomas A. Patterson

with a copy to:	DMB Pacific Ventures LLC
4455 E. Camelback Road
Suite C-140
Phoenix, Arizona 85018
Facsimile: (480) 367-7255
Attention: Eneas Kane and Mark Kehke

with a copy to:	DMB Associates, Inc.
7600 E. Doubletree Ranch Road
Suite 300
Scottsdale, Arizona 85255
Facsimile: (480) 367-7576
Attention: Mary Alexander, Esq.

with a copy to:	Morgan, Lewis & Bockius LLP
One Market Plaza, Spear Street Tower
San Francisco, California 94105
Facsimile: (415) 442-1001
Attention: Rollin B. Chippey, Esq.

6.3 Entire Agreement. This Agreement, together with the Assignment, constitutes the entire agreement by and among the Parties and supersedes any prior understandings, agreements or representation by or among the Parties, written or oral, to the extent they have related in any way to the subject matter hereof.

6.4 Amendments and Modifications. This Agreement may be amended or modified only by an instrument in writing duly executed by the Parties hereto.

6.5 Successors and Assigns. All the terms and conditions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the Parties hereto; provided, however, that neither Party may assign any of its rights, benefits, interest or obligations under this Agreement without the prior written consent of the other Party hereto.

6.6 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California, without regard to the conflicts of laws provisions thereof. Any arbitration, litigation or other proceeding that is initiated with respect to this Agreement may only be commenced in Kern County, California.

6.7 Attorneys’ Fees, Costs, and Expenses. In the event of any litigation arising out of, related to, or in any way connected to the enforceability, application, breach or interpretation of this Agreement, the unsuccessful party to such litigation covenants and agrees to pay the prevailing party all costs and expenses reasonably incurred, including, without limitation, reasonable attorneys’ fees as determined by the court. For the purpose of this Agreement, the term “attorneys’ fees” shall mean the fees and expenses of counsel to the Party, which may include printing, photostating, duplicating and other expenses, air freight charges and fees billed for law clerks, paralegals, librarians and others not admitted to the bar but performing services under the supervision of an attorney. Such term shall also include all such fees and expenses incurred with respect to appeals and any other collateral proceeding brought with respect to the matter for which said fees and expenses were incurred.

6.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

6.9 Confidentiality.

(a) Neither Purchaser nor Seller nor any of their agents, affiliates, auditors, consultants or employees will disclose (or permit the disclosure of) the contents of this Agreement, and/or the Assignment, any discussions between Purchaser and Seller concerning the contents of this Agreement, and/or the Assignment or any information obtained by either Party regarding the transactions contemplated under this Agreement, and/or the Assignment (other than to a Party’s attorneys, accountants and other third parties bound by a duty of confidentiality) without the prior written consent of the other Party, which consent may be withheld in such other Party’s sole and absolute discretion. Nothing in this Section 6.9 shall preclude a Party from disclosing information already in the public domain, provided that such information did not enter the public domain by virtue of any Party’s breach of the confidentiality provisions of this Agreement.

(b) Notwithstanding the foregoing, (i) either Party may make any disclosure required by law including, without limitation, any disclosure required by the United States Securities and Exchange Commission, and (ii) either Party may disclose that Purchaser (or its designee) has purchased the Purchased Interest.

(c) Seller shall cooperate with Purchaser regarding the timing and content of any press release or public notification of the terms of this Agreement, and the Assignment; provided that Purchaser shall have final editorial privileges since any such statement must comply with all requirements imposed by the Securities and Exchange Commission (and Seller shall have no review or approval rights with respect to any documents filed by Purchaser with the Securities and Exchange Commission).

(d) Neither Seller nor Purchaser shall disparage, defame or discredit the other. The Parties agree to use the statement attached hereto as Exhibit C in the event of any inquiries from third parties or the press concerning the Purchased Interest. A Party’s comments or statements which are reasonably consistent with the contents of Exhibit C shall not be deemed to violate the provisions of this Section 6.9(d).

(e) This Section shall survive the consummation of the transactions contemplated herein or the earlier expiration or termination of this Agreement.

6.10 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.11 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original Agreement, but all of which, taken together, shall constitute one and the same Agreement, binding on the parties hereto. The signature of any Party hereto to any counterpart hereof shall be deemed a signature to, and may be appended to, any other counterpart hereof. In addition, any signatures delivered by facsimile or electronic mail (.pdf copy) shall be binding upon the signatory thereto.

6.12 Authorization. Seller hereby agrees to provide evidence reasonably satisfactory to Purchaser that (i) Seller has duly authorized the execution and delivery of this Agreement and the Assignment, and (ii) the party executing this Agreement and the Assignment on behalf of Seller has full power and authority to enter into, and has duly executed and delivered this Agreement and the Assignment.

IN WITNESS WHEREOF, Assignor and Assignee have caused this Agreement to be executed as of the day and year first above written.

SELLER:

DMB TMV LLC, an Arizona limited liability company

By:	DMB Pacific LLC, a Delaware limited liability company, Sole Member

	By:	DMB Pacific Holdings LLC, an Arizona limited liability company, Member

		By:	DMB Communities II LLC, an Arizona limited liability company, Sole Member

			By:	Madrone Partners, L.P., a Delaware limited partnership, Member

				By:	Madrone Capital Partners, LLC, a Delaware limited liability company, its General Partner

By:
Thomas A. Patterson
Managing Member

			By:	DMB Communities LLC, an Arizona limited liability company, Member

				By:	DMB Associates, Inc., an Arizona corporation, its Manager

By:
Andy Beams
					Its:	Executive Vice President & Chief Financial Officer

By:	Argonaut Holdings, LLC, an Oklahoma limited liability company, Member

By:	Argonaut Private Equity, LLC, an Oklahoma limited liability company, Manager

By:
Steven R. Mitchell
Manager

PURCHASER:

TEJON RANCHCORP,
a California corporation

By:
Gregory S. Bielli
Its:	President and CEO

EXHIBIT A

ASSIGNMENT AND ASSUMPTION OF MEMBERSHIP INTEREST

ASSIGNMENT AND ASSUMPTION OF MEMBERSHIP INTEREST

THIS ASSIGNMENT AND ASSUMPTION OF MEMBERSHIP INTEREST (this “Assignment”) is made as of the 15th day of July 2014 by and between DMB TMV LLC, an Arizona limited liability company (“Assignor”), and TEJON RANCHCORP, a California corporation (“Assignee”). Assignor and Assignee are collectively referred to herein as the “Parties” and each individually as a “Party.”

RECITALS

A. Assignor owns a membership interest (the “Interest”) in Tejon Mountain Village LLC, a Delaware limited liability company (the “Company”), under that certain Limited Liability Company Agreement dated as of May 19, 2006 between Assignor and Assignee, as amended by the First Amendment to the Limited Liability Company Agreement of Tejon Mountain Village LLC dated November 29, 2006, the Second Amendment to the Limited Liability Company Agreement of Tejon Mountain Village LLC dated August 13, 2008, the Third Amendment to the Limited Liability Company Agreement of Tejon Mountain Village LLC dated November 18, 2009 and the Fourth Amendment to the Limited Liability Company Agreement of Tejon Mountain Village LLC dated July 19, 2011 (collectively, the “Operating Agreement”).

B. Assignor and Assignee are Parties to that certain Membership Interest Purchase Agreement dated as of July 15, 2014 (the “Purchase Agreement”) whereby Assignor agreed, among other things, to sell and assign the Interest to Assignee. Assignee desires to accept the foregoing assignment of the Interest.

C. This Assignment is made pursuant to the terms of the Purchase Agreement to effectuate the sale and assignment of the Interest from Assignor to Assignee upon such terms and conditions as are hereinafter set forth. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Purchase Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereto agree as follows:

1. This Agreement shall be deemed effective (the “Effective Date”) upon Assignee’s payment of Ten Million and No/100 Dollars ($10,000,000.00) to Assignor pursuant to Section 2.3(a) of the Purchase Agreement (“Initial Payment”).

2. Assignor hereby assigns to Assignee all of Assignor’s right, title and interest in and to the Interest, including, without limitation, all of Assignor’s interest in capital, profits, losses and other allocable items, and all of Assignor’s interest in the assets of the Company.

3. Subject to the terms of the Purchase Agreement, Assignee hereby assumes all of Assignor’s right, title and interest in and to the Interest and agrees to perform and to be bound by all of the terms, covenants, conditions and obligations with respect to the Interest that arise from any events that first occur after the Effective Date.

4. Assignee hereby agrees to indemnify Assignor and its managers, officers, directors, partners, members, employees, agents, representatives, associates, and affiliates from any loss, damage, expense, or liability resulting to Assignor from any events that first occur after the Effective Date that are not attributable to any act or omission of Assignor.

5. This Assignment shall be binding upon, and inure to the benefit of, Assignor and Assignee and their respective successors and permitted assigns.

6. IN THE EVENT ASSIGNEE FAILS TO PAY THE ENTIRE FINAL PAYMENT TO ASSIGNOR ON OR BEFORE THE FINAL PAYMENT DATE (AS THE SAME MAY BE EXTENDED IN ACCORDANCE WITH SECTION 2.3(B) OF THE PURCHASE AGREEMENT (A “PAYMENT DEFAULT”), THEN AS PROVIDED IN THE PURCHASE AGREEMENT AND THIS ASSIGNMENT (COLLECTIVELY, THE “CLOSING DOCUMENTS”) SHALL BE VOID AB INITIO AND SELLER, AS THAT TERM IS DEFINED IN THE PURCHASE AGREEMENT, AS ITS SOLE AND EXCLUSIVE REMEDY, SHALL HAVE THE RIGHT TO RETAIN THE INITIAL PAYMENT AND THE EXTENSION PAYMENT (IF PAID) AS LIQUIDATED DAMAGES, PROVIDED THAT SELLER IS NOT IN BREACH OF ANY OF THE CLOSING DOCUMENTS. FOLLOWING ANY PAYMENT DEFAULT, THE PARTIES SHALL CONTINUE TO BE MEMBERS OF THE COMPANY AND HAVE ALL RIGHTS, INTERESTS AND OBLIGATIONS AS ARE SET FORTH IN THE OPERATING AGREEMENT. ASSIGNEE AND ASSIGNOR AGREE THAT ASSIGNEE’S ACTUAL DAMAGES IN THE EVENT OF A PAYMENT DEFAULT BY ASSIGNEE WOULD BE EXTREMELY DIFFICULT AND IMPRACTICAL TO DETERMINE AND SAID LIQUIDATED DAMAGES SUM SPECIFIED ABOVE ARE REASONABLE ESTIMATES OF SELLER’S DAMAGES FOR SUCH PAYMENT DEFAULT UNDER THE PURCHASE AGREEMENT.

7. This Assignment shall be governed by and construed under the laws of the State of California, without regard to the conflicts of laws provisions thereof. Any arbitration, litigation or other proceeding that is initiated with respect to this Assignment may only be commenced in Kern County, California.

8. In the event of any litigation arising out of, related to, or in any way connected to the enforceability, application, breach or interpretation of this Agreement, the unsuccessful party to such litigation covenants and agrees to pay the prevailing party all costs and expenses reasonably incurred, including, without limitation, reasonable attorneys’ fees as determined by the court. For the purpose of this Agreement, the term “attorneys’ fees” shall mean the fees and expenses of counsel to the Party, which may include printing, photostating, duplicating and other expenses, air freight charges and fees billed for law clerks, paralegals, librarians and others not admitted to the bar but performing services under the supervision of an attorney. Such term shall also include all such fees and expenses incurred with respect to appeals and any other collateral proceeding brought with respect to the matter for which said fees and expenses were incurred.

9. Each Party hereto agrees to perform any further acts, and to execute and deliver (with acknowledgment, verification, and/or affidavit, if required) any further documents and instruments, as may be reasonably necessary or desirable to implement and/or accomplish the provisions of this Assignment and the transactions contemplated herein.

10. This Assignment is solely for the benefit of the Parties hereto and no other person or entity is entitled to rely upon or benefit from this Assignment or any term hereof, except by a writing signed by all of the Parties hereto.

11. If one or more provisions of this Assignment are held to be unenforceable under applicable law, such provision shall be excluded from this Assignment and the balance of this Assignment shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

12. This Assignment, together with the Purchase Agreement, contains and constitutes the entire agreement between the Parties hereto with respect to the subject matter hereof, and supersedes all prior understandings, if any, with respect thereto. The terms of this Assignment may not be modified, amended or otherwise changed in any manner, except by an instrument in writing executed by each of the Parties hereto.

13. This Assignment shall be binding upon and shall inure to the benefit of the successors and assigns of the Parties hereto.

14. This Assignment may be executed in multiple counterparts, each of which shall be deemed an original Assignment, but all of which, taken together, shall constitute one and the same Assignment, binding on the Parties hereto. The signature of any Party hereto to any counterpart hereof shall be deemed a signature to, and may be appended to, any other counterpart hereof. In addition, any signatures delivered by facsimile or electronic mail (.pdf copy) shall be binding upon the signatory thereto.

[Signatures appear on following page]

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be executed as of the day and year first above written.

ASSIGNOR:

DMB TMV LLC, an Arizona limited liability company

By:	DMB Pacific LLC, a Delaware limited liability company, Sole Member

	By:	DMB Pacific Holdings LLC, an Arizona limited liability company, Member

		By:	DMB Communities II LLC, an Arizona limited liability company, Sole Member

			By:	Madrone Partners, L.P., a Delaware limited partnership, Member

				By:	Madrone Capital Partners, LLC, a Delaware limited liability company, its General Partner

By:
Thomas A. Patterson
Managing Member

			By:	DMB Communities LLC, an Arizona limited liability company, Member

				By:	DMB Associates, Inc., an Arizona corporation, its Manager

By:
Andy Beams
					Its:	Executive Vice President & Chief Financial Officer

By:	Argonaut Holdings, LLC, an Oklahoma limited liability company, Member

By:	Argonaut Private Equity, LLC, an Oklahoma limited liability company, Manager

By:
Steven R. Mitchell
Manager

ASSIGNEE:

TEJON RANCHCORP,
a California corporation

By:
Gregory S. Bielli
Its:	President and CEO

EXHIBIT B

FINAL PAYMENT INSTRUCTIONS

INTENTIONALLY OMITTED

EXHIBIT C

COMMENTS OR STATEMENTS

FOR IMMEDIATE RELEASE

TEJON RANCH CO. ACQUIRES FULL OWNERSHIP OF

TEJON MOUNTAIN VILLAGE LLC

July 15, 2014 (Tejon Ranch, CA) Tejon Ranch Co. (NYSE: TRC) announced today that it has acquired full ownership of Tejon Mountain Village LLC, having purchased the interest of DMB TMV, LLC (DMB), its partner in the joint venture, for $70 million in cash.

Tejon Ranch Co.’s decision to obtain full ownership of Tejon Mountain Village reflects the company’s growth as a fully integrated real estate company and demonstrates its complete confidence in the future success of the development. As Tejon Mountain Village has achieved full entitlement and is poised to enter the next stages of implementation, Tejon Ranch Co. believed it was important to acquire complete ownership of this significant real estate asset which is located in the heart of its 270,000-acre land holdings. This is consistent with the direction provided by Tejon Ranch Co.’s Board of Directors to develop and enhance the overall entitlement, development and marketing opportunities inherent in the company’s real estate holdings.

“We appreciate and recognize the efforts of DMB in helping us achieve full entitlement for Tejon Mountain Village,” said Gregory S. Bielli, President and CEO of Tejon Ranch Co. “As we progress to the next phases of implementation of this remarkable mountain community, Tejon Ranch Co. looks forward to leading that effort.”

Tejon Mountain Village is planned to be a 26,000-acre residential/resort community located along the ridges and valleys of the Tehachapi Mountains in Tejon Ranch’s beautiful high country.

About Tejon Ranch Co.:

Tejon Ranch Co. is a diversified real estate development and agribusiness company, whose principal asset is its 270,000-acre land holding located approximately 60 miles north of Los Angeles and 30 miles south of Bakersfield.

More information about Tejon Ranch Co. can be found online at http://www.tejonranch.com.

Forward Looking Statements:

The statements contained herein, which are not historical facts, are forward-looking statements based on economic forecasts, strategic plans and other factors, which by their nature involve risk and uncertainties. In particular, among the factors that could cause actual results to differ materially are the following: business conditions and the general economy, future changes to primary home and secondary home markets, future changes to development costs, the ability to obtain various governmental permits, interest rates and other risks inherent in real estate businesses. For further information on factors that could affect the Company, the reader should refer to the Company’s filings with the Securities and Exchange Commission.

CONTACT:	Barry Zoeller, Vice President
Corporate Communications & Marketing
(661) 663-4212
bzoeller@tejonranch.com